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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of Corporate Office Properties, L.P. of our report dated June 7, 2013 relating to the financial statements and financial statement schedule of Corporate Office Properties, L.P., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 12, 2013 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Corporate Office Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

Baltimore, MD
June 7, 2013

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM